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                                                                    EXHIBIT 12.1



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             YEAR ENDED DECEMBER 31



                                                      ACTUAL            ACTUAL            ACTUAL            ACTUAL
                                                       1992              1993              1994              1995
                                                  --------------    --------------    --------------    --------------
Income (loss) before income taxes..............    $ (2,643,000)     $  3,866,000      $  5,879,000      $ 14,653,000
     Add:
          Interest Expense.....................       6,898,000         3,872,000         3,656,000         4,163,000
          Bank Commitment fees.................         525,833           409,166           452,876           535,003
          Amortization of debt expense.........          24,311            38,616           419,223           649,138
          Portion of rents representative of
            interest factor....................      10,278,750        12,116,500        13,413,750        15,788,000
                                                  --------------    --------------    --------------    --------------
Income as adjusted.............................    $ 15,083,894      $ 20,302,282      $ 23,820,849      $ 35,788,141
                                                  --------------    --------------    --------------    --------------
                                                  --------------    --------------    --------------    --------------
Fixed Charges:
     Interest incurred:
          Amount expensed......................    $  6,898,000      $  3,872,000      $  3,656,000      $  4,163,000
          Amount capitalized...................        --                --                 140,000         1,295,000
     Bank commitment fees......................         525,833           409,166           452,876           535,003
     Amortization of debt expense..............          24,311            38,616           419,223           649,139
     Portion of rents representative of
       interest factor.........................      10,278,750        12,116,500        13,413,750        15,788,000
                                                  --------------    --------------    --------------    --------------
Total fixed charges............................    $ 17,726,894      $ 16,436,282      $ 18,081,849      $ 22,430,142
                                                  --------------    --------------    --------------    --------------
                                                  --------------    --------------    --------------    --------------
Ratio of earnings to fixed charges.............        (a)                   1.24              1.32              1.60



                                                                     NINE MONTHS       NINE MONTHS       NINE MONTHS
                                                                        ENDED             ENDED             ENDED
                                                                     SEPTEMBER 30      SEPTEMBER 30      SEPTEMBER 30
                                                      ACTUAL            ACTUAL            ACTUAL           PROFORMA
                                                       1996              1996              1997              1997
                                                  --------------    --------------    --------------    --------------
Income (loss) before income taxes..............    $(39,581,000)     $(18,645,000)     $  9,412,000      $  6,537,861
     Add:
          Interest Expense.....................       4,465,000         2,803,000         5,835,000         8,511,824
          Bank Commitment fees.................         695,801           477,362           612,688           721,361
          Amortization of debt expense.........         881,239           645,575           956,928         1,154,243
          Portion of rents representative of
            interest factor....................      18,763,000        14,779,000        12,077,250        12,077,250
                                                  --------------    --------------    --------------    --------------
Income as adjusted.............................    $(14,775,960)     $     59,937      $ 28,893,866      $ 29,002,539
                                                  --------------    --------------    --------------    --------------
                                                  --------------    --------------    --------------    --------------
Fixed Charges:
     Interest Incurred:
          Amount expensed......................    $  4,465,000      $  2,803,000      $  5,835,000      $  8,511,824
          Amount capitalized...................       1,350,218         2,860,446         1,748,429         2,032,531
     Bank commitment fees......................         695,801           477,362           612,688           721,361
     Amortization of debt expense..............         881,239           645,575           956,928         1,154,243
     Portion of rents representative of
       interest factor.........................      18,763,000        14,779,000        12,077,250        12,077,250
                                                  --------------    --------------    --------------    --------------
Total fixed charges............................    $ 26,155,258      $ 21,565,383      $ 21,230,295      $ 24,497,209
                                                  --------------    --------------    --------------    --------------
                                                  --------------    --------------    --------------    --------------
Ratio of earnings to fixed charges.............        (a)               (a)                   1.36              1.18



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 (a) Earnings were inadequate to cover fixed charges by the amount of
     $21,505,446, $40,931,218 and $2,643,000 in the nine months ended 9/30/96, the year ended 1996 and the year ended 1992, respectively.






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